Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Healthcare Merger Corp. of our report dated August 17, 2020 relating to the financial statements of Specialists On Call, Inc., which appears in this Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

August 17, 2020